UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2007

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On May 1, 2007, United Therapeutics Corporation issued a press release setting forth our earnings for our quarterly fiscal period ended March 31, 2007.

The press release contains certain financial measures that do not comply with generally accepted accounting principles in the United States (“GAAP”).  Such measures supplement our financial results prepared in accordance with GAAP.  We believe such non-GAAP pro forma measures contained in the press release are meaningful to investors because they help investors understand:

(a)                                  Adjusted Operating Cashflow because it is one of the most important metrics that our management uses to judge our performance, since Adjusted Operating Cashflow reflects both the generation of and the collection of revenue, as well as how well our managers are doing managing the cashflow of our business; and

(b)                                 the impact of (i) the HeartBar® trade name impairment on our financial results for the three month period ended March 31, 2006, and (ii) the issuance of 200,000 shares to Toray Industries, Inc. in connection with an amended license agreement for modified release beraprost, on our financial results for the three month period ended March 31, 2007, which aid investors in comparing our financial results for such periods taking into account the effect of each of those non-recurring events.

The presentation of these non-GAAP financial measures is not to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated May 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: May 1, 2007	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release dated May 1, 2007